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Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

            We consent to the incorporation by reference in this Registration Statement of AccuPoll Holding Corp. on Form S-8 of our report dated September 10, 2001, appearing in the Annual Report on Form 10-KSB of Western International Pizza Corp. for the year ended June 30, 2001.

/s/ Mantyla McReynolds, LLC
Salt Lake City, Utah
June 7, 2002